EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         WEBSTER FINANCIAL CORPORATION,

                         WEBSTER SUBSIDIARY CORPORATION

                                       AND

                        PEOPLE'S SAVINGS FINANCIAL CORP.

                                   DATED AS OF

                                  APRIL 4, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I THE MERGER...........................................................1
      1.1 The Merger...........................................................1
      1.2 Effective Time.......................................................2
      1.3 Effects of the Merger................................................2
      1.4 Conversion of People's Corp. Common Stock............................2
      1.5 Conversion of Merger Sub Common Stock................................3
      1.6 Options..............................................................3
      1.7 Certificate of Incorporation.........................................4
      1.8 By-Laws..............................................................4
      1.9 Directors and Officers...............................................4
      1.10 Tax Consequences....................................................5

ARTICLE II EXCHANGE OF SHARES..................................................5
      2.1 Webster to Make Shares Available.....................................5
      2.2 Exchange of Shares...................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PEOPLE'S CORP....................6
      3.1 Corporate Organization...............................................6
      3.2 Capitalization.......................................................7
      3.3 Authority; No Violation..............................................8
      3.4 Consents and Approvals...............................................9
      3.5 Loan Portfolio; Reports..............................................9
      3.6 Financial Statements; Exchange Act Filings; Books and Records.......10
      3.7 Broker's Fees.......................................................10
      3.8 Absence of Certain Changes or Events................................10
      3.9 Legal Proceedings...................................................11
      3.10 Taxes and Tax Returns..............................................11
      3.11 Employee Plans.....................................................11
      3.12 Certain Contracts..................................................12
      3.13 Agreements with Regulatory Agencies................................13
      3.14 State Takeover Laws; Certificate of Incorporation..................13
      3.15 Environmental Matters..............................................13
      3.16 Reserves for Losses................................................14
      3.17 Properties and Assets..............................................14
      3.18 Insurance..........................................................15
      3.19 Liquidation Account................................................16
      3.20 Compliance with Applicable Laws....................................16
      3.21 Loans..............................................................16
      3.22 Affiliates.........................................................17
      3.23 Ownership of Webster Common Stock..................................17
      3.24 People's DRIP......................................................17
      3.25 Fairness Opinion...................................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEBSTER..........................18
      4.1 Corporate Organization..............................................18
      4.2 Capitalization......................................................18
      4.3 Authority; No Violation.............................................19
      4.4 Regulatory Approvals................................................20
      4.5 Financial Statements; Exchange Act Filings; Books and Records.......21

      4.6 Absence of Certain Changes or Events................................21
      4.7 Compliance with Applicable Law......................................21
      4.8 Ownership of People's Common Stock; Affiliates and Associates.......21
      4.9 Employee Benefit Plans..............................................22
      4.10 Agreements with Regulatory Agencies................................22

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS...........................22
      5.1 Covenants of People's Corp..........................................22
      5.2 Covenants of Webster................................................25
      5.3 Merger Covenants....................................................25
      5.4 Compliance with Antitrust Laws......................................26
      5.5 Employment and Other Agreements.....................................26

ARTICLE VI ADDITIONAL AGREEMENTS..............................................26
      6.1 Regulatory Matters..................................................26
      6.2 Access to Information...............................................27
      6.3 Shareholder Meetings................................................28
      6.4 Legal Conditions to Merger..........................................28
      6.5 Stock Exchange Listing..............................................29
      6.6 Employees...........................................................29
      6.7 Indemnification.....................................................29
      6.8 Subsequent Interim and Annual Financial Statements..................30
      6.9 Additional Agreements...............................................31
      6.10 Advice of Changes..................................................31
      6.11 Current Information................................................31
      6.12 Execution and Authorization of Bank Merger Agreement...............31
      6.13 Change in Structure................................................31
      6.14 Transaction Expenses of People's...................................32

ARTICLE VII CONDITIONS PRECEDENT..............................................32
      7.1 Conditions to Each Party's Obligation To Effect the Merger..........32
      7.2 Conditions to Obligations of Webster and Merger Sub.................33
      7.3 Conditions to Obligations of People's Corp..........................34

ARTICLE VIII TERMINATION AND AMENDMENT........................................35
      8.1 Termination.........................................................35
      8.2 Effect of Termination...............................................36
      8.3 Amendment...........................................................37
      8.4 Extension; Waiver...................................................37

ARTICLE IX GENERAL PROVISIONS.................................................37
      9.1 Closing.............................................................37
      9.2 Nonsurvival of Representations, Warranties and Agreements...........37
      9.3 Expenses; Breakup Fee...............................................37
      9.4 Notices.............................................................38
      9.5 Interpretation......................................................39
      9.6 Counterparts........................................................39
      9.7 Entire Agreement....................................................39
      9.8 Governing Law.......................................................39
      9.9 Enforcement of Agreement............................................39
      9.10 Severability.......................................................40
      9.11 Publicity..........................................................40
      9.12 Assignment; Limitation of Benefits.................................40
      9.13 Additional Definitions.............................................40

EXHIBITS
      A           Articles of Combination and Bank Merger Agreement
      B           Option Agreement
      C           Certificate of Merger
      D           People's Savings Financial Corp. Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of April 4, 1997 (this "Agreement"), is entered into by and among Webster Financial Corporation, a Delaware corporation ("Webster"), Webster Subsidiary Corporation, a Delaware corporation and wholly-owned subsidiary of Webster ("Merger Sub"), and People's Savings Financial Corp., a Connecticut corporation ("People's Corp.").

         WHEREAS, the Boards of Directors of Webster, Merger Sub and People's Corp. have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into People's Corp., with People's Corp. being the Surviving Corporation (as defined) and a wholly-owned subsidiary of Webster (the "Merger");

         WHEREAS, prior to the consummation of the Merger, Webster and People's Corp. will respectively cause Webster Bank, a federal savings bank and wholly-owned subsidiary of Webster, and the People's Savings Bank & Trust ("People's Bank"), a Connecticut-chartered state savings bank and wholly-owned subsidiary of People's Corp., to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of People's Bank with and into Webster Bank, with Webster Bank being the "Surviving Bank" of the Bank Merger, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger;

         WHEREAS, as an inducement to Webster to enter into this Agreement, People's Corp. will enter into an option agreement, in the form attached hereto as Exhibit B (the "Option Agreement"), with Webster immediately following the execution of this Agreement pursuant to which People's Corp. will grant Webster an option to purchase, under certain circumstances, an aggregate of 476,167 newly issued shares of common stock, par value $1.00 per share, of People's Corp. ("People's Common Stock") upon the terms and conditions therein contained, and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

         1.1      THE MERGER.

         Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the State of Connecticut Stock Corporation Act, as amended (the "Connecticut Corporation Law"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into People's Corp., with People's Corp. being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Connecticut corporation, and a wholly owned subsidiary of Webster.

         1.2      EFFECTIVE TIME.

         The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit C hereto which shall be filed with the Secretaries of State of the States of Connecticut and Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

         1.3      EFFECTS OF THE MERGER.

         At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL and Sections 33-820 and 33-821 of the Connecticut Corporation Law.

         1.4      CONVERSION OF PEOPLE'S CORP. COMMON STOCK.

                  (a) At the Effective Time, subject to Sections 1.4(b), 2.2(e) and 8.1(h) hereof, each share of People's Common Stock issued and outstanding prior to the Effective Time (other than Objecting Shares (as such term is defined below in this Section 1.4)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of Webster common stock, par value $.01 per share ("Webster Common Stock"), determined by dividing $34.00 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to five decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $40.00, the Exchange Ratio shall be 0.85000 and if the Base Period Trading Price shall be less than $34.00, the Exchange Ratio shall be 1.00000. The number of shares of Webster Common Stock issuable with respect to each share of People's Common Stock, as determined as set forth herein, is called the "Merger Consideration." For purposes of this Agreement, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days which shares of Webster Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the day preceding the receipt of the last required federal bank regulatory approval (such period herein called the "Base Period").

                  (b) All of the shares of People's Common Stock converted into Webster Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of People's Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Webster Common Stock and (ii) cash in lieu of fractional shares into which the shares of People's Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of People's Common Stock shall be exchanged for certificates representing whole shares of Webster Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Webster should split or combine its common stock, or pay a dividend or other
distribution   in  such  common  stock,   then  the  Exchange   Ratio  shall  be
appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (c) At the Effective Time, all shares of People's Common Stock that are owned by People's Corp. as treasury stock and all shares of People's Common Stock that are owned directly or indirectly by Webster or People's Corp. or any of their respective Subsidiaries (other than shares of People's Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or People's Corp., as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of People's Common Stock held by Webster or People's Corp. or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of People's Common Stock, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or People's Corp., being referred to herein as "DPC Shares") shall be canceled and shall cease to exist and no stock of Webster or other consideration shall be delivered in exchange therefor. All shares of Webster Common Stock that are owned by People's Corp. or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Webster.

                  (d) Certificates for fractions of shares of Webster Common Stock will not be issued. In lieu of a fraction of a share of Webster Common Stock, each holder of People's Common Stock otherwise entitled to a fraction of a share of Webster Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the Webster Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the Webster Common Stock, which shall be deemed to be the average of the daily closing prices per share for Webster Common Stock for the fifteen consecutive trading days on which shares of Webster Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of People's Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

                  (e) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of People's Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by shareholders who have properly objected within the meaning of Sections 33-855 through 33-872 of the Connecticut Corporation Law (the "Objecting Shares"), shall not be converted into the right to receive shares of Webster Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, each share of People's Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of Webster Common Stock pursuant to Section 1.4(a) hereof.

                  (f) People's Corp. shall give Webster (i) prompt notice of any objections filed pursuant to Section 33-861 of the Connecticut Corporation Law received by People's Corp., withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the
Connecticut  Corporation  Law and  received  by  People's  Corp.  and  (ii)  the opportunity to direct all negotiations and proceedings with respect to objections under the Connecticut Corporation Law consistent with the obligations of People's Corp. thereunder. People's Corp. shall not, except with the prior written consent of Webster, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the Connecticut Corporation Law.

         1.5      CONVERSION OF MERGER SUB COMMON STOCK.

         Each of the shares of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

         1.6      OPTIONS.

         At the Effective Time, each option granted by People's Corp. to purchase shares of People's Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Webster Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1986 Stock Option and Incentive Plan (the "1986 Option Plan"), the 1986
Stock Option Plan for Outside Directors (the "1986 Directors Plan"), the 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") or the 1995 Stock Option Plan for Outside Directors (the "1995 Directors Plan") (the 1986 Option Plan, the 1986 Directors Plan, the 1995 Stock Option Plan, and the 1995 Directors Plan, collectively, the "People's Stock Plans");

                  (1) The number of shares of Webster Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of People's Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of Webster Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                  (2) The exercise price per share of Webster Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of People's Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

                  (3) For purposes of the People's Stock Plans, service as an advisory director of Webster Bank shall be deemed to be service.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to People's Corp. or People's Bank in the People's Stock Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Webster.

         1.7      CERTIFICATE OF INCORPORATION.

         At the Effective Time, the Certificate of Incorporation of People's Corp., as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

         1.8      BY-LAWS.

         At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         1.9      DIRECTORS AND OFFICERS.

         At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. One director of People's Corp., to be selected by the Board of Directors of Webster in consultation with People's Corp., shall be invited to serve as an additional member (the "New Member") of the Board of
Directors of Webster Bank for a term not to expire prior to Webster's 2000 annual meeting of stockholders. The New Member will receive directors fees on the same basis as other non-employee directors of Webster Bank who are not directors of Webster, which fees as of the date hereof are based on an annual retainer of $10,000 (payable in shares of Webster Common Stock, in accordance with the Directors Retainer Fees Plan of Webster), and $750 per meeting attended. In addition, the non-employee directors of People's Corp. serving immediately prior to the Effective Time will be invited to serve on an advisory board to Webster after the Bank Merger for a period of up to 24 months. Such advisory directors will each be paid for such service up to $40,000 based on a quarterly retainer of $3,500 and quarterly meeting attendance fees of $1,500 for each meeting attended; provided, however, that while any such advisory director also is a director of Webster Bank, such director will not receive any compensation as an advisory director.

         1.10     TAX CONSEQUENCES.

         It is intended that the Merger, either alone or in conjunction with the Subsidiary Merger, shall constitute a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.


                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1      WEBSTER TO MAKE SHARES AVAILABLE.

         At or prior to the Effective Time, Webster shall deposit, or shall cause to be deposited, with Webster's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as Webster may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Webster Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of People's Common Stock.

         2.2      EXCHANGE OF SHARES.

                  (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares into which the shares of People's Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. People's Corp. shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Webster Common Stock to which such holder of People's Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Webster Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Webster Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Webster Common Stock into which his People's Common Stock shall have been converted.

                  (c) If any certificate  representing  shares of Webster Common
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Webster Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of People's Corp. of the shares of People's Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Webster Common Stock as provided in this Article II.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of People's Corp. for six months after the Effective Time shall be returned to Webster. Any shareholders of People's Corp. who have not theretofore complied with this Article II shall thereafter look only to Webster for payment of their shares of Webster Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Webster Common Stock deliverable in respect of each share of People's Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Webster, People's Corp., the Exchange Agent or any other person shall be liable to any former holder of shares of People's Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Webster, the posting by such person of a bond in such amount as Webster may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Webster Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PEOPLE'S CORP.

         People's Corp. hereby makes the following representations and warranties to Webster and Merger Sub as set forth in this Article III, each of which is being relied upon by Webster and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of People's Corp. referenced below and thereby required of People's Corp. pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "People's Corp. Disclosure Schedule."

         3.1      CORPORATE ORGANIZATION.

                  (a) People's Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. People's Corp. has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. People's Corp. is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System ("FRB") under the Banking Holding Company Act of 1956, as amended ("BHCA"). The Certificate of Incorporation and By-Laws of People's Corp., copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) People's Bank is a state chartered savings bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The deposit accounts of People's Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by People's Bank. People's Bank is the only subsidiary of People's Corp. that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). People's Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws of People's Bank, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         3.2      CAPITALIZATION.

                  (a) The authorized capital stock of People's Corp. consists of 10,000,000 shares of People's Common Stock and 1,000,000 shares of serial preferred stock, no par value (the "People's Preferred Stock"). As of the date hereof, there are (x) 1,906,863 shares of People's Common Stock issued and outstanding and an additional 636,961 shares of People's Common Stock held in People's Corp.'s treasury, (y) no shares of People's Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 222,500 shares of People's Common Stock reserved for issuance pursuant to the People's Stock Plans (of which options for 166,500 shares are currently outstanding) and (ii) 476,167 shares of People's Common Stock reserved for issuance upon exercise of the option to be issued to Webster pursuant to the Option Agreement, and (z) no shares of People's Preferred Stock issued or outstanding, held in People's Corp.'s treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of People's Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and the People's Stock Plans, People's Corp. does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of People's Common Stock or People's Preferred Stock or any other equity security of People's Corp. or any securities representing the right to purchase or otherwise receive any shares of People's Common Stock or any other equity security of People's Corp. The names of the optionees, the date of each option to purchase People's Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the People's Stock Plans are set forth in Section 3.2(a) of the People's Corp. Disclosure Schedule. Since December 31, 1996 People's Corp. has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to December 31, 1996, under the People's Stock Plans and pursuant to the People's Savings Financial Corp. Dividend Reinvestment Plan and Stock Purchase Plan (the "People's DRIP").

                  (b) Section 3.2(b) of the People's Corp. Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of People's Corp. as of the date of this Agreement. People's Corp. owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No People's Corp. Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.


         3.3      AUTHORITY; NO VIOLATION.

                  (a) People's Corp. has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of People's Corp. The Board of Directors of People's Corp. has directed that this Agreement and the transactions contemplated hereby be submitted to People's Corp.'s shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of People's Corp.'s shareholders, no other corporate proceedings on the part of People's Corp. (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by People's Corp. and (assuming due authorization, execution and delivery by Webster and Merger Sub of this Agreement and by Webster of the Option Agreement) will constitute valid and binding obligations of People's Corp., enforceable against People's Corp. in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) People's Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of People's Bank and by People's Corp. as the sole shareholder of People's Bank. No other corporate proceedings on the part of People's Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by People's Bank, will be duly and validly executed and delivered by People's Bank and will (assuming due authorization, execution and delivery by Webster Bank) constitute a valid and binding obligation of People's Bank, enforceable against People's Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement and the Option Agreement by People's Corp. or the Bank Merger Agreement by People's Bank, nor the consummation by People's Corp. or People's Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by People's Corp. or People's Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of People's Corp. or the Certificate of Incorporation or By-Laws of People's Bank, or (ii) assuming that the consents and approvals referred to in
Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to People's Corp. or People's Bank, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of People's Corp. or People's Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which People's Corp. or People's Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.


         3.4      CONSENTS AND APPROVALS.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA and the Office of Thrift Supervision ("OTS") under the Home Owners Loan Act of 1933 ("HOLA") and the Bank Merger Act and approval of such applications and notices,
(ii) the filing of any required applications or notices with the FDIC and OTS as to the subsidiary activities of People's Bank which become service corporation or operating subsidiaries of Webster Bank and approval of such applications and notices, (iii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and approval of such applications and notices as to the Merger and the Bank Merger (the "State Banking Approvals"), (iv) the filing with the Connecticut
Commissioner of an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the People's Common Stock pursuant to the Option Agreement, if not exempt, (v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), which will include the joint proxy statement/prospectus to be used in soliciting the approval of People's Corp.'s shareholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (vi) the approval of this Agreement by the requisite vote of the shareholders of People's Corp., (vii) the filing of the Certificate of Merger with the Secretary of State of Connecticut pursuant to the Connecticut Corporation Law, (viii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (ix) the filings required by the Bank Merger Agreement, (x) the filings required for the Subsidiary Merger, and (xi) such filings, authorizations or approvals as may be set forth in Section 3.4 of the People's Corp. Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with
(1) the execution and delivery by People's Corp. of this Agreement and the Option Agreement, (2) the consummation by People's Corp. of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by People's Bank of the Bank Merger Agreement, (4) the consummation by People's Corp. of the Option Agreement; and (5) the consummation by People's Bank of the Bank Merger and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a material adverse effect on the ability of Webster to consummate the transactions contemplated hereby.

                  (b) People's Corp. hereby represents to Webster that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

         3.5      LOAN PORTFOLIO; REPORTS.

                  (a) As of December 31, 1996 and thereafter through and including the date of this Agreement, neither People's Corp. nor People's Bank is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of People's Corp. or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13) of the foregoing.

                  (b) People's Corp. and People's Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (i) the FRB, (ii) the FDIC, (iii) the Connecticut

Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iv) the SEC and (v) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of People's Corp. and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of People's Corp. or People's Bank since December 31, 1992.


         3.6      FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

         People's Corp. has previously delivered to Webster true, correct and complete copies of the consolidated statements of position of People's Corp. and its Subsidiaries as of December 31 for the fiscal years 1994, 1995, and 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years 1993 through 1996, inclusive, as reported in People's Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Coopers & Lybrand L.L.P., independent public accountants with respect to People's Corp. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of People's Corp. and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section
6.9 hereof will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. People's Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1993 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and People's Corp. has previously delivered or made available to Webster true, correct and complete copies of such reports. The books and records of People's Corp. and People's Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         3.7      BROKER'S FEES.

         Neither People's Corp. nor any People's Corp. Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that People's Corp. has engaged, and will pay a fee or commission to Advest, Inc. ("Advest") in accordance with the terms of a letter agreement between Advest and People's Corp., dated January 14, 1997, as amended on February 12, 1997, true, complete and correct copies of which have been previously delivered by People's Corp. to Webster.

         3.8      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as disclosed in People's Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, since December 31, 1996
(i) neither People's Corp. nor any of its Subsidiaries has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on People's Corp.

                  (b)  Since   December  31,  1996   People's   Corp.   and  its
Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.


         3.9      LEGAL PROCEEDINGS.

                  (a) Neither People's Corp. nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against People's Corp. or any of its Subsidiaries in which there is a reasonable probability of any material recovery against or other material effect upon People's Corp. or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of success.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon People's Corp., any of its Subsidiaries or the assets of People's Corp. or any of its Subsidiaries.

         3.10     TAXES AND TAX RETURNS.

         Each of People's Corp. and its Subsidiaries has duly filed all Federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from it by Federal and state taxing authorities on or prior to the date hereof other than taxes or other charges (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.10 of the People's Corp. Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the income tax returns of People's Corp. and its Subsidiaries has been satisfied for all years to and including 1995. The Internal Revenue Service ("IRS") has not notified People's Corp. of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of People's Corp. subsequent to 1993. There are no material disputes pending, or claims asserted for, Taxes or assessments upon People's
Corp. or any of its Subsidiaries, nor has People's Corp. or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal or state income tax return for any period. In addition, Federal and state returns which are accurate and complete in all material respects have been filed by People's Corp. and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by People's Corp. in its consolidated financial statements as of December 31, 1996.

         3.11     EMPLOYEE PLANS.

                  (a) Section 3.11(a) of the People's Corp. Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by People's Corp. or any of its Subsidiaries or any other entity which together with People's Corp. would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which People's Corp. or any such Subsidiary has any liability (collectively, the "Plans").

                  (b) People's Corp. has heretofore delivered to Webster true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and
(vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.


                  (c) Except as set forth at Section 3.11(c) of the People's Corp. Disclosure Schedule, (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of People's Corp. or any People's Corp. Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of People's Corp. or any People's Corp. Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by People's Corp. or any People's Corp. Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk to People's Corp. or any People's Corp. Subsidiary incurring a material liability thereunder, (vi) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by People's Corp. or any People's Corp. Subsidiary as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither People's Corp. nor any People's Corp. Subsidiary has engaged in a transaction in connection with which People's Corp. or any People's Corp. Subsidiary could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of People's Corp., there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans (other than Plans providing for the payment of benefits from the general assets of People's Corp. or any People's Corp. Subsidiary) could be terminated as of the Effective Time without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by People's Corp. or any People's Corp. Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a
"parachute   payment"  within  the  meaning  of  Code  Section  280G;  (xii)  no
"accumulated  funding  deficiency"  as defined in Section  302(a)(2) of ERISA or
Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

         3.12     CERTAIN CONTRACTS.

                  (a) Except as set forth at Section 3.12 of the People's Corp. Disclosure Schedule, neither People's Corp. nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Webster, People's Corp., People's Bank, the Surviving Corporation, Webster Bank or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by People's Corp. or People's Bank, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. People's Corp. has previously delivered to Webster true, correct and complete copies of all employment, consulting and deferred compensation agreements to which People's Corp. or any of its Subsidiaries is a party. Section 3.12(a) of the People's Corp. Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of People's Corp. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the People's Corp. Disclosure Schedule, is referred to herein as a "People's Corp. Contract," and neither People's Corp. nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any People's Corp. Contract.


                  (b) (i) Each People's Corp. Contract is valid and binding and in full force and effect, (ii) People's Corp. and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each People's Corp. Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of People's Corp. or any of its Subsidiaries under any such People's Corp. Contract.

         3.13     AGREEMENTS WITH REGULATORY AGENCIES.

         Neither People's Corp. nor People's Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on
Section 3.13 of the People's Corp. Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has People's Corp. or People's Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         3.14     STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION.

         The Board of Directors of People's Corp. has approved the offer of Webster to enter into this Agreement, the Bank Merger Agreement and the Option Agreement, and has approved People's entering into this Agreement, the Bank Merger Agreement and the Option Agreement, and the transactions contemplated thereby, such that under the Connecticut Corporation Law and People's Corp.'s Certificate of Incorporation the only vote of People's Corp. stockholders necessary to consummate the transactions contemplated hereby (including the Bank Merger, Subsidiary Merger and issuance under the Option Agreement) is the approval of at least two-thirds of the outstanding shares of People's Common Stock.

         3.15     ENVIRONMENTAL MATTERS.

                  (a) Each of People's Corp. and the People's Corp. Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of People's Corp. and People's Bank's directors and executive officers threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which People's Corp. or any People's Corp. Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by People's Corp. or any People's Corp. Subsidiary;


                  (c) To the knowledge of People's Corp. and People's Bank's directors and executive officers, during the period of People's Corp.'s or any People's Corp. Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

                  (d) To the knowledge of People's Corp. and People's Bank's executive officers, neither People's Corp. nor any People's Corp. Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                  (e) For purposes of this  section  3.15,  the term  "Hazardous
Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

         3.16     RESERVES FOR LOSSES.

         All reserves or other allowances for possible losses reflected in People's Corp.'s most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. Neither People's Corp. nor People's Bank has been notified by the FRB, the FDIC, the Connecticut Commissioner or People's Corp.'s independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of People's Corp. or People's Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FRB, the FDIC, the Connecticut Commissioner or People's Corp.'s independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of People's Corp. or People's Bank. People's Corp. has previously furnished Webster with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. People's Corp. agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section
8.1. All OREO held by People's Corp. or People's Bank is being carried net of reserves at the lower of cost or net realizable value.

         3.17     PROPERTIES AND ASSETS.

         Section 3.17 of the People's Corp. Disclosure Schedule lists (i) all real property owned by People's Corp. and each People's Corp. Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which People's Corp. or any People's Corp. Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which People's Corp. or any People's Corp. Subsidiary is a party; and (iv) all items of People's Corp.'s or any People's Corp. Subsidiary's tangible personal property and equipment with a book value of $50,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in People's Corp.'s consolidated financial statements as of December 31, 1996 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with People's Corp.'s or any People's Corp. Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1996, and (e) items listed in Section 3.17 of the People's Corp. Disclosure Schedule, People's Corp. and each People's Corp. Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in its consolidated financial statements of People's Corp. as of December 31, 1996, free and clear of all liens, claims, charges and other encumbrances. People's Corp. and each People's Corp. Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any material breach, violation or default by People's Corp. or People's Bank, and neither People's Corp. nor any People's Corp. Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1996. All properties and assets used by People's Corp. and each People's Corp. Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. People's Corp. and each People's Corp. Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which People's Corp. or any People's Corp. Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither People's Corp. nor any People's Corp. Subsidiary is in material default with respect to any such lease, and there has occurred no default by People's Corp. or People's Bank or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by People's Corp. or any People's Corp. Subsidiary of any of the property owned, leased, or occupied by them.


         3.18     INSURANCE.

         Section 3.18 of the People's Corp. Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by People's Corp. and any People's Corp. Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of People's Corp. and any People's Corp. Subsidiary) are in full force and effect and have been in full force and effect. As of the date hereof, neither People's Corp. nor any People's Corp. Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by People's Corp. and People's Corp. Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of People's Corp. and the People's Corp. Subsidiaries, and is sufficient for compliance by People's Corp. and the People's Corp. Subsidiaries with all requirements of Law and agreements to which People's Corp. or any of the People's Corp. Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at
Section 3.18 of the People's Corp. Disclosure Schedule, as in effect on the date hereof, have been delivered to Webster.

         3.19     LIQUIDATION ACCOUNT.

         The liquidation account established by People's Bank in connection with its conversion from the mutual to stock form has been eliminated as provided under Connecticut law.

         3.20     COMPLIANCE WITH APPLICABLE LAWS.

         Each of People's Corp. and any People's Corp. Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither People's Corp. nor any People's Corp. Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         3.21     LOANS.

         As of the date hereof:

                  (a) All loans owned by People's Corp. or any People's Corp. Subsidiary, or in which People's Corp. or any People's Corp. Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                  (b) All loans owned by People's Corp. or any People's Corp. Subsidiary, or in which People's Corp. or any People's Corp. Subsidiary has an interest, have been made or acquired by People's Corp. in accordance with board of director-approved loan policies and all of such loans are collectible, except to the extent reserves have been made against such loans in People's Corp.'s consolidated financial statements at December 31, 1996 referred to in Section
3.6 hereof. Each of People's Corp. and each People's Corp. Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by People's Corp. and each People's Corp. Subsidiary are with full recourse to the borrowers, and each of People's Corp. and any People's Corp. Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at
Section 3.21 of the People's Corp. Disclosure Schedule, all loans purchased or originated by People's Corp. or any People's Corp. Subsidiary and subsequently sold by People's Corp. or any People's Corp. Subsidiary have been sold without recourse to People's Corp. or any People's Corp. Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of February 28, 1997 prepared by People's Corp. and each People's Corp. Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Webster. True, correct and complete copies of the currently effective lending policies and practices of People's Corp. and each People's Corp. Subsidiary also have been furnished to Webster.

                  (c) Except as set forth at Schedule 3.21(c) each outstanding loan participation sold by People's Corp. or any People's Corp. Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including People's Corp. or any People's Corp. Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to People's Corp. or any People's Corp.

Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. People's Corp. and any People's Corp. Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

                  (d) People's Corp. and each People's Corp. Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

                  (e) Schedule 3.21(e) sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other person covered by Regulation O of the FRB.

         3.22     AFFILIATES.

         Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of People's Corp. is listed at
Section 3.22 of the People's Corp. Disclosure Schedule, and except as indicated thereon each such person has delivered to Webster, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "People's Stockholder Agreement"). The People's Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto (assuming due authorization, execution and delivery by Webster and constitutes the valid and binding obligation of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         3.23     OWNERSHIP OF WEBSTER COMMON STOCK.

         Except as set forth at Section 3.23 of the People's Corp. Disclosure Schedule, neither People's Corp. nor any of its directors, officers, 5% or greater shareholders or affiliates (as used above in Section 3.22) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Webster (other than those agreements, arrangements or understandings specifically contemplated hereby).

         3.24     PEOPLE'S DRIP.

         People's Corp. has suspended the People's DRIP such that from the date hereof, no issuances or purchases of People's Common Stock under the People's DRIP shall be permitted, nor shall any other obligations thereunder accrue.

         3.25     FAIRNESS OPINION.

         People's Corp. has received an opinion from Advest to the effect that, in its opinion, the consideration to be paid to stockholders of People's Corp. hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and Advest has consented to the inclusion of the Fairness Opinion in the Registration Statement (defined below).

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WEBSTER

         Webster, on behalf of itself and its wholly-owned subsidiaries, Webster Bank and Merger Sub, hereby makes the following representations and warranties to People's Corp. as set forth in this Article IV, each of which is being relied upon by People's Corp. as a material inducement to enter into and perform this Agreement.

         4.1      CORPORATE ORGANIZATION.

                  (a) Webster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Webster has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Webster is duly registered as a savings and loan holding company with the OTS under HOLA. The Certificate of Incorporation and By-Laws of Webster, copies of which have previously been made available to People's Corp., are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (c) Webster Bank is a federal savings bank chartered by the OTS under the laws of the United States with its main office in the State of Connecticut. Webster Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Webster Bank, copies of which have previously been made available to People's Corp., are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         4.2      CAPITALIZATION.

                  (a) The authorized capital stock of Webster consists of 30,000,000 shares of Webster Common Stock, of which 11,949,991 shares were outstanding (net of 54,578 treasury shares) at February 28, 1997 and 3,000,000 shares of serial preferred stock, par value $.01 per share ("Webster Preferred Stock"), none of which were outstanding at February 28, 1997. At such date, there were options outstanding to purchase 63,791 shares of Webster Common Stock. All of the issued and outstanding shares of Webster Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Webster does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Webster Common Stock or Webster Preferred Stock or any other equity securities of Webster or any securities presenting the right to purchase or otherwise receive any shares of Webster Common Stock or Webster Preferred Stock, other than a warrant to purchase 300,000 shares of Webster Common Stock issued to Fleet Financial Group and a contingent payment arrangement with Fleet Financial Group as described in the Form 8-K filed by Webster with the Securities and Exchange Commission for such event and other than pursuant to that certain Rights Agreement between Webster and American Stock Transfer & Trust Co. The shares of Webster Common Stock to be issued pursuant to the Merger are authorized and, at the Effective Time, all such shares will be validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which are issued and outstanding and owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

                  (c) The authorized capital stock of Webster Bank consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding. The outstanding shares of common stock of Webster Bank are owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

         4.3      AUTHORITY; NO VIOLATION.

                  (a) Webster has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Webster. No other corporate proceedings on the part of Webster are necessary to consummate the transactions contemplated hereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Webster and (assuming due authorization, execution and delivery by People's Corp.) will constitute valid and binding obligations of Webster, enforceable against Webster in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (b)  Merger  Sub has full  corporate  power and  authority  to
execute  and  deliver  this  Agreement  and  to  consummate   the   transactions
contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub and by Webster as the sole shareholder of Merger Sub. No other corporate proceedings on the part of Merger Sub will be necessary to consummate the transactions contemplated hereby. This Agreement, upon execution and delivery by Merger Sub, will be duly and validly executed and delivered by Merger Sub and will (assuming due authorization, execution and delivery by People's Corp.) constitute a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Webster Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Webster Bank and by Webster as the sole shareholder of Webster Bank prior to the Effective Time. All corporate proceedings on the part of Webster Bank necessary to consummate the transactions contemplated thereby will have been taken prior to the Effective Time. The Bank Merger Agreement, upon execution and delivery by Webster Bank, will be duly and validly executed and delivered by Webster Bank and will (assuming due authorization, execution and delivery by People's Bank) constitute a valid and binding obligation of Webster Bank, enforceable against Webster Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (d) Neither the execution and delivery of this Agreement by Webster or Merger Sub, the Option Agreement by Webster or the Bank Merger Agreement by Webster Bank, nor the consummation by Webster, Merger Sub or Webster Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Webster, Merger Sub or Webster Bank with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of Webster, the Certificate of Incorporation or By-Laws of Merger Sub or the Charter or By-Laws of Webster Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to Webster, Merger Sub, Webster Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Webster, Webster Bank or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Webster, Webster Bank or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected.


         4.4      REGULATORY APPROVALS.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA and the OTS under HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of any required applications or notices with the FDIC and OTS as to the subsidiary activities of People's Bank which become service corporation or operating subsidiaries of Webster Bank and approval of such applications and notices, (iii) the State Banking Approvals, (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to
Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the People's Common Stock pursuant to the Option Agreement, if not exempt, (v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section
1.6 hereof), which will include the Proxy Statement/Prospectus, (vi) the approval of this Agreement by the requisite vote of the shareholders of People's Corp., (vii) the filing of the Certificate of Merger with the Secretary of State of Connecticut pursuant to the Connecticut Corporation Law, (viii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (ix) the filings required by the Bank Merger Agreement, (x) the filings required for the Subsidiary Merger, and (xi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (1) the execution and delivery by Webster and Merger Sub of this Agreement and the Option Agreement,
(2) the consummation by Webster and Merger Sub of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Webster Bank of the Bank Merger Agreement, and (4) the consummation by Webster Bank of the transactions contemplated by the Bank Merger Agreement except for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of People's Corp. to consummate the transactions contemplated thereby.

                  (b) Webster hereby represents to People's Corp. that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

                  (c) Webster and Webster Bank have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993, with (i) the OTS, (ii) the Connecticut Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"),
(iii) the SEC and (iv) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Webster and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Webster since December 31, 1993.


         4.5      FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

         Webster has previously delivered to People's Corp. true, correct and complete copies of the consolidated balance sheets of Webster and its Subsidiaries as of December 31 for the fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Webster. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Webster and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Webster has previously delivered to People's Corp. true, correct and complete copies of such reports. The books and records of Webster and Webster Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         4.6      ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as disclosed in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, true, correct and complete copies of which have previously been delivered to People's Corp., since December 31, 1996, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Webster.

         4.7      COMPLIANCE WITH APPLICABLE LAW.

         Except as set forth in Section 4.7 of the Webster Disclosure Schedule, Webster and each Webster Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Except as set forth in Section 4.7 of the Webster Disclosure Schedule, neither Webster nor any Webster Subsidiary has received any notice of any alleged or, threatened claim, violation of or liability or potential responsibility under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         4.8      OWNERSHIP OF PEOPLE'S COMMON STOCK; AFFILIATES AND ASSOCIATES.

                  (a) Except for this Agreement, neither Webster nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than five percent of the outstanding capital stock of People's Corp., excluding the shares of People's Common Stock issuable pursuant to the Option Agreement to be executed subsequent to the execution of the Agreement.


                  (b) Neither Webster nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL ss.203(c) (1)) or an "associate" (as such term is defined in DGCL ss.203(c) (2)) of People's Corp.

         4.9      EMPLOYEE BENEFIT PLANS.

         Webster has heretofore made available for inspection, or delivered (if requested) to People's Corp. true, correct and complete copies of each employee benefit plan arrangement or agreement that is maintained as of the date of this Agreement (the "Webster Plans") by Webster or any of its Subsidiaries. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or
Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Webster Plan. The Webster Plans are in compliance in all material respects with the applicable requirements of ERISA and the Code.

         4.10     AGREEMENTS WITH REGULATORY AGENCIES.

         Neither Webster nor any of its affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Webster, nor Webster Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.


                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1      COVENANTS OF PEOPLE'S CORP.

         During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Webster, People's Corp. and each People's Corp. Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. People's Corp. will use its reasonable efforts to (x) preserve its business organization and that of each People's Corp. Subsidiary intact, (y) keep available to itself and Webster the present services of the employees of People's Corp. and each People's Corp. Subsidiary and (z) preserve for itself and Webster the goodwill of the customers of People's Corp. and each People's Corp. Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the People's Corp. Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Webster in writing, People's Corp. shall not, and shall not permit any People's Corp. Subsidiary to:

                  (a)   declare  or  pay  any   dividends   on,  or  make  other
distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by People's Corp. of $.23 per share on the People's Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by People's Corp. during its fiscal year ended December 31, 1996 and except that any People's Corp. Subsidiary may declare and pay dividends and distributions to People's Corp.); PROVIDED, HOWEVER, that under no circumstances shall People's Corp. declare, set aside or pay any dividends if it would result in the holders of People's Common Stock receiving more than four dividend payments in fiscal 1997, when considered with anticipated Webster dividends based on past practice, nor shall People's Corp. be prohibited from declaring, setting aside or paying dividends consistent herewith if the Closing Date is such that holders of People's Common Stock would receive fewer than four dividends in fiscal 1997, when considered with anticipated Webster dividends based on past practice it being understood that the parties hereto intend for People's Corp. to pay its regular quarterly cash dividends to stockholders as to any completed fiscal quarter prior to the Effective Time;


                  (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the People's Stock Plans in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of People's Corp. or any People's Corp. Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of People's Corp. or any People's Corp. Subsidiary;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of People's Common Stock pursuant to stock options or similar rights to acquire People's Common Stock granted pursuant to the People's Stock Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

                  (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

                  (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, hold substantive discussions or negotiations with or provide any information to, any person, entity or group (other than Webster) concerning any Acquisition Transaction (as defined below) (an "Acquisition Transaction"). Notwithstanding the foregoing, People's Corp. may enter into discussions or negotiations or provide information in connection with a possible Acquisition Transaction if the Board of Directors of People's Corp., following receipt of written advice of counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations must be commenced or such information must be furnished. People's Corp. shall promptly communicate to Webster the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is having discussions or negotiations with a third party about an Acquisition Transaction with or providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. People's Corp. will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Webster with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger, consolidation or other business combination involving People's Corp. or any People's Corp. Subsidiary, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets, out of the ordinary course of business, of, People's Corp. or People's Bank other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

                  (f)  make  capital  expenditures   aggregating  in  excess  of
$25,000;

                  (g) enter into any new line of business;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;


                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

                  (j) change its methods of accounting in effect at December 31, 1996 except as required by changes in GAAP or regulatory accounting principles as concurred to by Webster's independent auditors;

                  (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between People's Corp. or any People's Corp. Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), other than 20,000 options required to be granted as of April 22, 1997 pursuant to the 1995 Directors Plan, (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, for employees not subject to an employment, change of control or severance agreement, (iv) hire any new employee at an annual compensation in excess of $30,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

                  (l) except for short-term borrowings with a maturity of one year or less by People's Bank in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

                  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

                  (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of People's Corp. or any People's Corp. Subsidiary;

                  (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing, and which would not change the risk profile of People's Bank based on its existing deposit and lending policies or make any equity investments;

                  (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

                  (r) originate (i) any loans except in accordance with existing People's Bank lending policies, (ii) unsecured consumer loans in excess of $10,000, (iii) commercial real estate first mortgage loans in excess of $250,000 as to any loan or $500,000 in the aggregate as to related loans, or loans to related persons, or (iv) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $100,000, except in each case for loans for which written applications have been received by People's Bank.;

                  (s) make any investments in any equity or derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

                  (t) sell or purchase any mortgage loan servicing rights; or

                  (u) agree or commit to do any of the  actions set forth in (a)
- (t) above.

The consent of Webster to any action by People's Corp. or any People's Corp. Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of Webster.

         5.2      COVENANTS OF WEBSTER.

                  During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with People's Corp.'s prior written consent, Webster shall not, and shall not permit Webster Bank to:

                  (a) take any action that will result in (i) any of Webster's representations and warranties set forth in this Agreement being or becoming untrue, unless the failure of such representations or warranties to be true would not, individually or in the aggregate, have a Material Adverse Effect on Webster, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law; or

                  (b) take any other action that would materially adversely affect or materially delay the ability of Webster to obtain the Requisite Regulatory Approvals or otherwise materially adversely affect Webster's and Webster Bank's ability to consummate the transactions contemplated by this Agreement.

         5.3      MERGER COVENANTS.

         Notwithstanding that People's Corp. believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, People's Corp. recognizes that Webster may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, People's Corp. and Webster shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, People's Corp.'s loan, accrual and reserve policies to those policies of Webster to the extent appropriate, PROVIDED, that any change in People's Corp.'s policies in connection with such matters need not be effected until the parties receive all necessary governmental and stockholder approvals and consents to consummate the transactions contemplated hereby.


         5.4      COMPLIANCE WITH ANTITRUST LAWS.

         Each of Webster and People's Corp. shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Webster and People's Corp. shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Webster and People's Corp. shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Webster so desires, the willingness of Webster to accept an order agreeing to the divestiture, or the holding separate, of any assets of Webster or People's Corp.

         5.5      EMPLOYMENT AND OTHER AGREEMENTS.

         Following the Merger, Webster agrees that it shall honor the existing written deferred compensation, employment, change of control and severance contracts with directors and employees of People's Corp. and People's Bank that are specifically listed at Section 5.5 of the People's Corp. Disclosure Schedule; provided, however, that in making the foregoing agreement, Webster will honor such contracts only to the extent that, as represented at Section
3.11 hereof, none of such deferred compensation, employment, change of control and severance contracts, nor any other Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by People's Corp. or any People's Corp. Subsidiary that would not be deductible under Code Sections 162(a)(1) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1      REGULATORY MATTERS.

                  (a) Upon the execution and delivery of this Agreement, Webster and People's Corp. (as to information to be included therein pertaining to People's Corp.) shall promptly cause to be prepared and filed with the SEC a registration statement of Webster on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the Webster Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the shareholders of People's Corp. Webster and People's Corp. shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to People's Corp. is discovered by People's Corp. which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement (including, without limitation, any change in the Fairness Opinion), People's Corp. shall promptly inform Webster, and shall furnish Webster with all necessary information relating to such event whereupon Webster shall promptly cause an appropriate amendment to the Registration Statement to be filed with the

SEC. Upon the effectiveness of such amendment, People's Corp. (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. Webster shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement and People's Corp. shall furnish all information concerning People's Corp. and the holders of People's Common Stock as may be reasonably requested in connection with any such action.


                  (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger, the Bank Merger, and, if applicable, the Subsidiary Merger). People's Corp. and Webster shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to People's Corp. or Webster and Merger Sub, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  (c) People's Corp. shall, upon request, furnish Webster with all information concerning People's Corp. and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Webster or Merger Sub to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

                  (d) Webster and People's Corp. shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2      ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, People's Corp. shall accord to the officers, employees, accountants, counsel and other representatives of Webster and Merger Sub, access, during normal business hours during the period prior to the Effective Time, to all its and People's Bank's properties, books, contracts, commitments and records and, during such period, People's Corp. shall make available to Webster (i) a copy of each report, schedule, registration statement and other document filed or received by it (including People's Bank) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its (including
People's Bank) business, properties and personnel as Webster may reasonably request. Webster shall receive notice of all meetings of the People's Corp. and People's Bank's Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all People's Corp. and People's Bank, as the case may be) representatives to such meetings are required to be provided notice). Up to two representatives of Webster shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or an Acquisition Transaction or such other matters deemed confidential ("Confidential Matters") of People's Corp. or People's Bank, as the case may be) and such meetings of committees of the Board of Directors and management of People's Corp. and People's Bank which Webster desires. Webster will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Webster entered into with Advest dated February 11, 1997 (the "Confidentiality Agreement").


                  (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Webster shall, and shall cause Merger Sub to, afford to the officers, employees, accountants, counsel and other representatives of People's Corp., access, during normal business hours during the period prior to the Effective Time, to such information regarding Webster as shall be reasonably necessary for People's Corp. to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for People's Corp. to confirm that the representations and warranties of Webster contained herein are true and correct and that the covenants of Webster contained herein have been performed in all material respects. People's Corp. will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  (d) People's Corp. shall provide Webster with true, correct and complete copies of all financial and other information provided to directors of People's Corp. and People's Bank in connection with meetings of their Boards of Directors or committees thereof.

         6.3      SHAREHOLDER MEETINGS.

         People's Corp. shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the
Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger (the "Special Meeting"). Management and the Board of Directors of People's Corp. shall recommend to People's Corp.'s shareholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of People's Corp. reasonably determines, based upon the written advice of People's Corp.'s legal counsel, that such recommendation or opposition, as the case may be, would constitute a breach of the exercise of its fiduciary duty. People's Corp. and Webster shall coordinate and cooperate with respect to the foregoing matters.

         6.4      LEGAL CONDITIONS TO MERGER.

         Each of Webster and People's Corp. shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by People's Corp. or Webster in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5      STOCK EXCHANGE LISTING.

         Webster shall cause the shares of Webster Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the Webster Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

         6.6      EMPLOYEES.

                  (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA Section 3(2)) maintained by Webster or Webster Bank, as applicable, (other than Webster's employee stock ownership plan), individuals who are employees of People's Corp. or People's Bank at the Effective Time will be credited with periods of service with People's Corp. or People's Bank before the Effective Time as if such service had been with Webster or Webster Bank, as applicable. Similar credit shall also be given by Webster or Webster Bank in calculating other retirement plan, vacation and similar benefits for such employees of People's Corp. or People's Bank after the Merger.

                  (b) Webster and Webster Bank will pay severance in accordance with Webster's policy described below as to employees of People's Corp. or People's Bank whose employment is terminated in connection with the Merger either because an employee's position is eliminated or an employee is not offered comparable employment (I.E., not offered employment for a position of generally similar job description or responsibilities) within six months of the Effective Time of the Merger (except for such employees referenced in Section
5.5 above, or who have existing employment or severance agreements or whose employment is terminated for non-performance, cause or like reason). Payments under such policy will be based on (i) one week of base salary (or one week of average weekly hourly wages, calculated on a weekly average basis for the quarter ended March 31, 1997 in the case of hourly employees) for personnel junior in rank to vice president; and (ii) two weeks of base salary for personnel with a rank of vice president or senior; for each full year of employment with People's Corp. or People's Bank with a minimum of four weeks for personnel junior in rank to vice president, and a minimum of eight weeks for personnel with a rank of vice president or senior, up to a maximum in all cases of 26 weeks.

                  (c) Webster will cause Webster Bank to offer a position of at-will employment to each of People's Bank's branch office personnel in good standing as of the Effective Time. Webster will use its reasonable best efforts in connection with reviewing applicants for employment positions to give People's Corp. and People's Bank employees who are not offered positions at the Effective Time the same consideration as is afforded Webster or Webster Bank employees for such position in accordance with existing formal or informal policies. Webster will provide outplacement assistance to People's Corp. and People's Bank employees who are not offered positions at the Effective Time.

         6.7      INDEMNIFICATION.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of People's Corp. (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of People's Corp. or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the Amended and Restated Certificate of Incorporation and Bylaws of People's Corp. It is understood and agreed that after the Effective Time, Webster shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Restated Certificate of Incorporation and Bylaws of Webster or the Certificate of Incorporation and Bylaws of Merger Sub, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Webster; PROVIDED, HOWEVER, that (1) Webster shall have the right to assume the defense thereof and upon such assumption Webster shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Webster elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Webster and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Webster, and Webster shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Webster shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) Webster shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Webster shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Webster would be permitted to advance such expenses pursuant to the DGCL and Webster's Restated Certificate of Incorporation or Bylaws, and (ii) Webster receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Webster pursuant to the DGCL and Webster's Restated Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Webster thereof; PROVIDED, HOWEVER, that the failure to so notify shall not affect the obligations of Webster under this Section 6.8 except to the extent such failure to notify materially prejudices Webster. Webster's obligations under this
Section 6.8 continue in full force and effect for a period of six years from the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.


                  (b) Webster shall use commercially reasonable efforts to cause the persons serving as officers and directors of People's Corp. immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than People's Corp.'s current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for a period not less than one year.

                  (c) In the event  Webster or any of its  successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Webster assume the obligations set forth in this section.

         6.8      SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

         As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), Webster will deliver to People's Corp. and People's Corp. will deliver to Webster their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

         6.9      ADDITIONAL AGREEMENTS.

         In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent banks to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and Webster's and People's Corp.'s Subsidiaries shall take all such necessary action as may be reasonably requested by Webster.

         6.10     ADVICE OF CHANGES.

         Webster and People's Corp. shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by People's Corp. or Webster, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

         6.11     CURRENT INFORMATION.

         During the period from the date of this Agreement to the Effective Time, People's Corp. will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Webster and to report the general status of the ongoing operations of People's Corp. People's Corp. will promptly notify Webster of any material change in the normal course of business or in the operation of the properties of People's Corp. and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving People's Corp., and will keep Webster fully informed of such events.

         6.12     EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT.

         Prior to the Effective Time, (a) Webster shall (i) cause the Board of Directors of Merger Sub to approve the Certificate of Merger substantially in the form at Exhibit C, and (ii) approve the Bank Merger Agreement as the sole shareholder of Webster Bank, and (b) People's Bank shall execute and deliver the Bank Merger Agreement.

         6.13     CHANGE IN STRUCTURE.

         Webster  may  elect  to  modify  the  structure  of  the   transactions
contemplated by this Agreement as noted herein so long as (i) there are no material adverse federal income tax consequences to the People's Corp. shareholders as a result of such modification, (ii) the consideration to be paid to the People's Corp. shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In the event that Webster elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. In such event, Webster shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. Webster and People's Corp. agree to cooperate fully with each other to effect such amendments.

         6.14     TRANSACTION EXPENSES OF PEOPLE'S.

                  (a) For planning purposes, People's Corp. shall, within 15 days from the date hereof, provide Webster with its estimated budget of transaction-related expenses reasonably anticipated to be payable by People's Corp. in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. People's Corp. shall promptly notify Webster if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, People's Corp. shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. People's Corp. shall accrue and/or pay all of such amounts as soon as possible.

                  (c) People's Corp. shall advise Webster monthly of all out-of-pocket expenses which People's Corp. has incurred in connection with this transaction.

                  (d) Webster, in reasonable consultation with People's Corp., shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. Webster, if it deems necessary, also shall engage (at Webster's expense) a proxy solicitation firm to assist in the solicitation of proxies for the Special Meeting. People's Corp. agrees to cooperate as to such matters.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a)      SHAREHOLDER APPROVALS.

                  This Agreement, including the Certificate of Merger, and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of People's Common Stock entitled to vote thereon.

                  (b)      STOCK EXCHANGE LISTING.

                  The shares of Webster Common Stock which shall be issued in the Merger (including the Webster Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the Webster Common Stock may become listed).

                  (c)      OTHER APPROVALS.

                  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that Webster reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

                  (d)      REGISTRATION STATEMENT.


                  The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e)      NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

                  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (f)      FEDERAL TAX OPINION.

                  Webster shall have received from Hogan & Hartson L.L.P., Webster's special counsel, an opinion to Webster and People's Corp., in form and substance reasonably satisfactory to Webster, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of People's Corp., Webster, Merger Sub, their respective affiliates and others.

         7.2      CONDITIONS TO OBLIGATIONS OF WEBSTER AND MERGER SUB.

         The obligation of Webster and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Webster at or prior to the Effective Time of the following conditions:

                  (a)      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of People's Corp. set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on People's Corp. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Webster shall have received a certificate signed on behalf of People's Corp. by each of the President and Chief Executive Officer and the Chief Financial Officer of People's Corp. to the foregoing effect.

                  (b)  PERFORMANCE OF COVENANTS AND AGREEMENTS OF PEOPLE'S CORP.

                  People's Corp. shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Webster shall have received a certificate signed on behalf of People's Corp. by each of the President and Chief Executive Officer and the Chief Financial Officer of People's Corp. to such effect.

                  (c)      CONSENTS UNDER AGREEMENTS.


                  The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Merger to any obligation, right or interest of People's Corp. under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Bank.

                  (d)      NO PENDING GOVERNMENTAL ACTIONS.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      LEGAL OPINION.

                  Webster shall have received the opinion of Tyler Cooper & Alcorn, counsel to People's Corp., dated the Closing Date, as to such matters as Webster may reasonably request. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of People's Corp. and of public officials, reasonably acceptable to Webster.

                  (f)      ACCOUNTANT'S COMFORT LETTER.

                  People's Corp. shall have caused to be delivered on the respective dates thereof to Webster "comfort letters" from Coopers & Lybrand, LLP, People's Corp.'s independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to Webster and People's Corp., with respect to People's Corp.'s financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

                  (g)      POOLING OF INTERESTS.

                  Webster shall have received (i) advice of KPMG Peat Marwick LLP, independent accountants, within two weeks of the date hereof, to the effect that the Merger will be accounted for as a pooling of interests, and (ii) as of the Effective Time, a written opinion of KMPG Peat Marwick to the effect that the Merger will be accounted for as a pooling-of-interests. The foregoing shall not apply in the event that Webster prior to the effectiveness of the Registration Statement advises People's Corp. that the Merger is to be accounted for as a purchase.

         7.3      CONDITIONS TO OBLIGATIONS OF PEOPLE'S CORP.

         The obligation of People's Corp. to effect the Merger is also subject to the satisfaction or waiver by People's Corp. at or prior to the Effective Time of the following conditions:

                  (a)      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Webster set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Webster. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. People's Corp. shall have received a certificate signed on behalf of Webster by each of the President and Chief Executive Officer and the Chief Financial Officer of Webster to the foregoing effect.


                  (b)      PERFORMANCE OF COVENANTS AND AGREEMENTS OF WEBSTER.

                  Webster and Merger Sub shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. People's Corp. shall have received a certificate signed on behalf of Webster by each of the President and Chief Executive Officer and the Chief Financial Officer of Webster to such effect.

                  (c)      CONSENTS UNDER AGREEMENTS.

                  The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Webster or Merger Sub is a party or is otherwise bound shall have been obtained.

                  (d)      NO PENDING GOVERNMENTAL ACTIONS.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      LEGAL OPINION.

                  People's Corp. shall have received the opinion of Hogan & Hartson L.L.P., special counsel to Webster, dated the Closing Date, as to such matters as People's Corp. may reasonably request. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of Webster and of public officials and opinions of local counsel, reasonably acceptable to People's Corp.


                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1      TERMINATION.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of People's Corp. or Webster, if applicable:

                  (a) by mutual consent of Webster and People's Corp. in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Webster or People's Corp. upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this
Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either Webster or People's Corp. if the Merger shall not have been consummated on or before December 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;


                  (d) by either Webster or People's Corp. (PROVIDED that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of People's Corp. required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either Webster or People's Corp. (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f) by either Webster or People's Corp. (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Webster, if the management of People's Corp. or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the effectiveness of the Registration Statement a special meeting of People's Corp.'s shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement; and

                  (h) by People's Corp., upon written notice delivered to Webster, as provided below in this subsection (h), if the Base Period Trading Price shall be less than $32.00, unless Webster elects, as provided below in this subsection (h), that the Exchange Ratio shall be 1.06250. If People's Corp. elects to exercise its termination right pursuant to this subsection (h), it shall give written notice to Webster within three business days following the end of the Base Period. During the three business-day period commencing with its receipt of such notice, Webster shall have the option of agreeing to fix the Exchange Ratio at 1.06250. If Webster makes the election contemplated by the preceding sentence, then within such three business-day period Webster shall give written notice to People's Corp. of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection
(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (h).

         8.2      EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either Webster or People's Corp. as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.


         8.3      AMENDMENT.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of People's Corp.; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by People's Corp.'s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to People's Corp. shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4      EXTENSION; WAIVER.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1      CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of Webster on (i) the fifth day after the last Requisite Regulatory Approval is received and all applicable waiting periods have expired, or (ii) such other date, place and time as the parties may agree (the "Closing Date").

         9.2      NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.3      EXPENSES; BREAKUP FEE.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that all filing and other fees paid to the SEC, the Connecticut Commissioner and the OTS in connection with this Agreement shall be borne by Webster. In the event that this Agreement is terminated by either Webster or People's Corp. by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Webster pursuant to Section 8.1(g) hereof, the other party shall pay all documented, reasonable costs and expenses up to $500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $500,000. Except as set forth in the next sentence, in the event that this Agreement is terminated by Webster under Section 8.1(d) by reason of People's Corp. shareholders not having given any required approval, People's Corp. shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Webster under Section 8.1(d) by reason of People's Corp. shareholders not having given any required approval, and there shall have been prior to the Special Meeting a "Third Party Public Event" (as defined below), People's Corp. shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $500,000. For purposes of this Section 9.3, a "Third Party Public Event" shall refer to any of the following events: (i) any person (as defined at Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than Webster or any Webster Subsidiary, shall have made a bona fide proposal to People's Corp. or, by a public announcement or written communication that is or becomes the subject of public disclosure, to People's Corp.'s shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Webster or any Webster Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to a tender offer or exchange offer to purchase any shares of People's Common Stock such that, upon consummation of such offer, such person would have beneficial ownership of 10.0% or more of the then outstanding shares of People's Common Stock); or (ii) any director, officer or affiliate of People's Corp. shall have, by any means which becomes the subject of public disclosure, communicated opposition to this Agreement, the Merger or other transactions contemplated hereby, or otherwise takes action to influence the vote of People's Corp. shareholders against this Agreement and the Merger.


         9.4      NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Webster, to:
                           Webster Financial Corporation
                           Webster Plaza
                           145 Bank Street
                           Waterbury, Connecticut 06702
                           Attn.:   James C. Smith
                                    Chairman and Chief Executive Officer

                           WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC 20004
                           Attn.:  Stuart G. Stein, Esq.

                  and

                  (b)      if to People's Corp., to:
                           People's Saving Financial Corp.
                           123 Broad Street
                           New Britain, Connecticut  06053
                           Attn.:   Richard S. Mansfield
                                    President and Chief Executive Officer

                           WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                           Tyler Cooper & Alcorn
                           CityPlace One, 35th Floor
                           Hartford, Connecticut  06103
                           Attn.:  William W. Bouton, Esq.

         9.5      INTERPRETATION.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6      COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7      ENTIRE AGREEMENT.

         This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement, the People's Stockholder Agreement and the Webster Stockholder Agreement.

         9.8      GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

         9.9      ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10     SEVERABILITY.


         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11     PUBLICITY.

         Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which the Webster Common Stock may become listed), so long as this Agreement is in effect, neither Webster nor People's Corp. shall, or shall permit any of Webster's or People's Corp.'s Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement or the People's Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         9.12     ASSIGNMENT; LIMITATION OF BENEFITS.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

         9.13     ADDITIONAL DEFINITIONS.

         In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to Webster or People's Corp., as the case may be, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of Webster or People's Corp. (other than as a result of (i) changes in laws or regulations or accounting rules of general applicability or interpretations thereof, or (ii) decreases in capital under Financial Accounting Standards No. 115 attributable to general changes in interest rates), or (B) the ability of Webster or People's Corp. to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of People's Corp., the Option Agreement.

         "Subsidiary":   with  respect  to  any  party  means  any  corporation,
partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         IN WITNESS WHEREOF, Webster, Merger Sub and People's Corp. have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                                          WEBSTER FINANCIAL CORPORATION

ATTEST:

By:    /s/ John V. Brennan                                By:  /s/ James C. Smith
       ----------------------------------------------          --------------------------------------------
       John V. Brennan                                          James C. Smith
       Executive Vice President, Chief                          Chairman and Chief Executive Officer
       Financial Officer and Treasurer




                                                          WEBSTER SUBSIDIARY CORPORATION

ATTEST:

By:    /s/ John V. Brennan                                By: /s/ James C. Smith
       ----------------------------------------------         ---------------------------------------------
       John V. Brennan                                         James C. Smith
       Executive Vice President, Chief                         President
       Financial Officer and Treasurer




                                                          PEOPLE'S SAVINGS FINANCIAL CORP.

ATTEST:

By:    /s/ Teresa Sasinski                                By: /s/ Richard S. Mansfield
       ----------------------------------------------         ---------------------------------------------
       Teresa Sasinski                                         Richard S. Mansfield
       Secretary                                               President and Chief Executive Officer





Exhibit A



                             ARTICLES OF COMBINATION
                                       and
                              BANK MERGER AGREEMENT



                  These Articles of Combination and Bank Merger Agreement ("Bank Merger Agreement") are made and entered into this ____ day of ________, 1997 between Webster Bank, a federally-chartered savings bank ("Webster Bank"), and the People's Savings Bank & Trust, a Connecticut-chartered savings bank ("People's Bank").


                                   WITNESSETH


                  WHEREAS, Webster Financial Corporation, a Delaware corporation ("Webster"), Webster Subsidiary Corporation, a Delaware corporation ("Merger Sub"), and People's Savings Financial Corp., a Connecticut corporation ("People's Corp."), have entered into an Agreement and Plan of Merger, dated as of April __, 1997 (the "Agreement");


                  WHEREAS, pursuant to the Agreement, Webster will acquire People's Corp. through a merger of Merger Sub with and into People's Corp., and thereafter People's Bank will merge with and into Webster Bank, as the surviving bank;


                  WHEREAS, Webster Bank has 1,000 shares of common stock outstanding, $.01 par value per share, and People's Bank has [_______] shares of common stock outstanding, [$_____] par value per share; and


                  WHEREAS, all of the issued and outstanding shares of common stock of Webster Bank, and all of the issued and outstanding shares of common stock of People's Bank, have been voted in favor of the merger of People's Bank with and into Webster Bank.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                    ARTICLE 1
                                   DEFINITIONS


                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:


         1.1 "BANK MERGER" shall refer to the merger of People's Bank with and into Webster Bank as provided in Section 2.1 of this Bank Merger Agreement.


         1.2 "EFFECTIVE TIME" shall mean the date and time at which the merger contemplated by this Bank Merger Agreement becomes effective as provided in
Section 2.2 hereof.


         1.3 "MERGING BANKS" shall collectively refer to People's Bank and Webster Bank.


         1.4 "OTS" shall mean the Office of Thrift Supervision.


         1.5 "SURVIVING BANK" shall refer to Webster Bank as the surviving bank in the Bank Merger. The location of the home office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.


                                    ARTICLE 2
                            TERMS OF THE BANK MERGER


         2.1      THE BANK MERGER

                  (a) Subject to the terms and conditions set forth in the Agreement at the Effective Time, People's Bank shall be merged with and into Webster Bank pursuant to 12 U.S.C. ss.ss. 1467a(s), 1815(d)(3) and 1828(c),
Section 552.13 of the rules and regulations of the OTS promulgated thereunder, and pursuant to Section 36a-126(b) of the Banking Law of the State of Connecticut. Webster Bank shall be the Surviving Bank in the Merger and shall continue to be regulated by the OTS.


                  (b) As a result of the Bank Merger, (i) each share of common stock, par value [$____] per share, of People's Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $.01 per share, of Webster Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.


                  (c) Upon the Effective Time, all assets and property of the Merging Banks shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were the property of the Merging Banks, and the Surviving Bank shall be a continuation of the entity that absorbed the Merging Banks. All rights and obligations of the Merging Banks shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.


                  (d) Without limiting the terms and provisions of Section 2.1(c) above, as a result of the Bank Merger, Webster Bank shall assume and succeed, in accordance with 12 C.F.R. Part 563b, to all the rights and obligations of People's Bank relating to its liquidation account, which liquidation account was established in connection with conversion of People's Corp. from mutual to stock form of organization.


         2.2      EFFECTIVE TIME

                  The Bank Merger shall become effective as of the date specified in the endorsement of this Bank Merger Agreement, as the Articles of Merger, by the Secretary of the OTS. The Bank Merger shall not be effective unless and until approved by the OTS and all other "Regulatory Authorities" as contemplated by the Agreement, including the "Commissioner."


         2.3      NAME OF THE SURVIVING BANK

                  The name of the Surviving Bank shall be "Webster Bank."


         2.4      CHARTER

                  On and after the Effective Time, the charter of Webster Bank shall be the charter of the Surviving Bank, until amended in accordance with applicable law.


         2.5      BY-LAWS

                  On and after the Effective Time, the by-laws of Webster Bank shall be the by-laws of the Surviving Bank, provided, however, that the by-laws of the Surviving Bank be amended to provide that the number of directors set in
Article III, Section 2 thereof be increased from 13 to 14, until further amended in accordance with applicable law.


         2.6      DIRECTORS AND OFFICERS

                  On and after the Effective Time, until changed in accordance with the charter and by-laws of the Surviving Bank (i) the directors of the Surviving Bank shall be the directors of Webster Bank immediately prior to the Effective Time plus one director of People's Corp. as selected pursuant to the Agreement, and (ii) the officers of the Surviving Bank shall be the officers of Webster Bank immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the charter and by-laws of the Surviving Bank. The number, names and residence addresses, and terms of directors of the Surviving Bank are as set forth at Annex 2 hereto.


         2.7      SAVINGS ACCOUNTS

                  The savings accounts of the Surviving Bank issued after the Effective Time shall be issued on the same basis as savings accounts had been issued by Webster Bank prior to the Bank Merger.


                                    ARTICLE 3
                                  MISCELLANEOUS


         3.1      AMENDMENTS

                  To the extent permitted by law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.


         3.2      SUCCESSORS

                  This Bank Merger Agreement shall be binding on the successors of Webster Bank and People's Bank.




                         [Signatures on following page]

                  In accordance with the procedures set forth in the rules and regulations of the OTS and other applicable law, Webster Bank and People's Bank have caused this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.


                                                              WEBSTER BANK
ATTEST:


By:                                            By:
   ------------------------------                 ------------------------------
Name:    Lee A. Gagnon                            Name:   James C. Smith
Title:   Secretary                                Title:  Chairman and Chief
                                                          Executive Officer



                                               PEOPLE'S SAVINGS
                                               BANK & TRUST
ATTEST:


By:                                            By:
   ------------------------------                 ------------------------------
Name:                                          Name:
     ----------------------------                   ----------------------------
Title:                                         Title:
      ---------------------------                    ---------------------------

Exhibit B


                                OPTION AGREEMENT


                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


                  This OPTION AGREEMENT, dated as of April 4, 1997 (this "Agreement"), is entered into between PEOPLE'S SAVINGS FINANCIAL CORP., Connecticut corporation ("Issuer"), and WEBSTER FINANCIAL CORPORATION, a Delaware corporation ("Grantee").

                                   WITNESSETH:

                  WHEREAS, Grantee, Webster Subsidiary Corporation, a wholly-owned subsidiary of Grantee, and Issuer have entered into an Agreement and Plan of Merger, dated as of April 4, 1997 (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

                  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         SECTION 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 476,167 fully paid and nonassessable shares of common stock, par value $1.00 per share of Issuer ("Issuer Common Stock") (which number of shares is equal to 19.99% of the total of (i) the number of outstanding shares of Issuer Common Stock on the date hereof and (ii) 476,167), at a price per share equal to $25.00 (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue any additional shares of Issuer Common Stock (other than shares issued upon the exercise of options outstanding as of the date of the Plan in accordance with their terms pursuant to existing stock option plans), or grants one or more options to purchase additional shares of Issuer Common Stock at a price less than the Initial Price, as adjusted pursuant to Section 5(b) hereof, such price shall be equal to such lesser price (such price, as adjusted, is hereinafter referred to as the "Option Price"). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                      (i)     The time immediately prior to the Effective Time;

                      (ii) 12 months after the first occurrence of a Purchase Event;

                      (iii)  12  months  after  the   termination  of  the  Plan
         following the occurrence of a Preliminary Purchase Event (as defined below), unless clause (vii) is applicable;

                      (iv) upon the termination of the Plan, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, by Issuer pursuant to Sections 8.1(h), (e) or (f) of the Plan, both parties pursuant to Section 8.1(a) of the Plan, or by either party pursuant to
         Section 8.1(b) or (c) of the Plan;

                      (v) 12 months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's shareholders not being received, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of shareholders (or any adjournment or postponement thereof) held to vote on the Plan;

                      (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a breach by Issuer, unless such breach was willful or intentional; or

                      (vii) 24 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, or by Grantee pursuant to
         Section 8.1(g) of the Plan.

                  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                           (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Section 3(a)9 and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 10.0% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 10.0% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 15% of the total voting power of Issuer;

                           (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 10.0% or more of the outstanding shares of Issuer Common Stock;

                           (iii)  (a) Any  Person  (other  than  Grantee  or any
         Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filled a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 10.0% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively)), and (b) the shareholders of Issuer do not approve the Merger, as defined in the Plan, at the Special Meeting, as defined in the Plan;

                           (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan;

                           (v) The special meeting of Issuers' shareholders held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's shareholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal by any Person (other than Grantee or any Grantee Subsidiary); or

                           (vi) Any Person (other than Grantee or any Grantee Subsidiary) shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Connecticut Banking Commissioner (the "Commissioner"), or other regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

                  (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                           (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 25% or more of the then outstanding Issuer Common Stock; or

                           (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i) except that the percentage referred to in clause (z) thereof shall be 25%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that, if prior notification to or approval of the FDIC, the FRB, the Commissioner or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

                  (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

                  (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                  The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement among Webster Financial Corporation, Webster Subsidiary Corporation and People's Savings Financial Corp., dated as of April 4, 1997. A copy of such agreement is on file at the principal office of Webster Financial Corporation, and will be provided to the holder hereof without charge upon receipt by Webster Financial Corporation of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

         SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer

Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights;
(ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by the Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FDIC, the FRB, the Commissioner or any other Governmental Authority, under the Change in Bank Control Act of 1978, as amended, the Bank Holding Company Act, as amended,
Section 36a-181 or Section 36a- 184, as applicable, of the Connecticut Bank Holding Company Act, or any other applicable federal or state banking law, is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), the Option shall equal the sum of 19.9% of the total of (i) the number of shares of Issuer Common Stock then issued and outstanding and (ii) the number of share issuable pursuant to this Option.

                  (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

         SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations which right shall be transferable. Grantee shall provide all information reasonably requested by Issuer for inclusion in any offering circular or, if applicable, registration statement to be filed hereunder. In connection with any such offering circular or, if applicable, registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

                  (b) In the event that Grantee requests Issuer to prepare an offering circular or, if applicable, to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9 hereof, the closing of the sale or other disposition of the Issuer Common Stock or other securities pursuant to such offering circular or, if applicable, registration statement shall occur substantially simultaneously with the exercise of the Option.

                  (c) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request.

         SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase, subject to compliance with applicable law and out of funds legally available therefor, the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

                  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price.

                  (c) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased or, (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

                  (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other Person to perform such obligations.

         SECTION 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into a letter of intent or definitive agreement (i) to consolidate or merge with any Person (other than Grantee or a Grantee Subsidiary), and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person (other than Grantee or a Grantee Subsidiary) to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person (other than Grantee or a Grantee Subsidiary) then, and in each such case, such letter of intent or definitive agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

                  (b) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7 hereof) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (c) The Substitute Option shall otherwise have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided, further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7 hereof.

                  (d)      The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation, and (iii) the transferee of all or any substantial part of Issuer's assets.

                           (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                           (iii) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one-year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Issuer Common Stock issued by Issuer, the corporation merging into Issuer or by any company which controls or is controlled by such merging corporation, as Grantee may elect.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.99% of the aggregate of (i) the shares of Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option and (ii) the shares subject to the Substitute Option. In the event that the Substitute Option would be exercisable for more than such number of shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer. In addition, the provisions of Section 5(a) hereof shall not apply to the issuance of any Substitute Option and for purposes of applying Section 5(a) hereof thereafter to any Substitute Option, the percentage referred to in Section 5(a) hereof shall thereafter equal the percentage that the percentage of the shares of Substitute Common Stock subject to the Substitute Option bears to the number of shares of Substitute Common Stock outstanding.

         SECTION 9. Notwithstanding Sections 2, 6 and 7 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the OTS, the FDIC, the Commissioner or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the OTS, the FDIC, the Commissioner or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

         SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         SECTION 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

                  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

                  The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement among Webster Financial Corporation, Webster Subsidiary Corporation and People's Savings Financial Corp., dated as of April 4, 1997. A copy of such agreement is on file at the principal office of Webster Financial Corporation, and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

         SECTION 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the FDIC, the FRB, the Commissioner and any other Governmental Authority for approval to acquire the shares issuable hereunder.

         SECTION 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         SECTION 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

         SECTION 16. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         SECTION 17. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

         SECTION 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         SECTION 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

         SECTION 21. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

         SECTION 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

         SECTION 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                  IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.


                                        PEOPLE'S SAVINGS FINANCIAL CORP.


                                        By:
                                              ---------------------------------
                                               Richard S. Mansfield
                                               President and Chief Executive
                                               Officer




                                        WEBSTER FINANCIAL CORPORATION


                                        By:
                                              ----------------------------------
                                              James C. Smith
                                              Chairman and Chief Executive
                                              Officer

EXHIBIT C


                              CERTIFICATE OF MERGER

                         WEBSTER SUBSIDIARY CORPORATION
                                      INTO
                        PEOPLE'S SAVINGS FINANCIAL CORP.


                  Pursuant to Title 33, Section 367 of the Connecticut Stock Corporation Act and pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, Webster Subsidiary Corporation, a corporation organized and existing under the law of the State of Delaware, and People's Savings Financial Corp., a corporation organized and existing under the law of the State of Connecticut, do hereby certify to the following facts relating to the merger (the "Merger") of Webster Subsidiary Corporation into People's Savings Financial Corp.

                  FIRST: The name and state of incorporation or formation of each constituent entity that is a party to the Merger is as follows:

                  Name                                    State of Incorporation
                  ----                                    ----------------------
                                                          or Formation
                                                          ------------

                  Webster Subsidiary Corporation          Delaware

                  People's Savings Financial Corp.        Connecticut

                  SECOND: An Agreement and Plan of Merger, dated April ___, 1997 (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

                  THIRD:  Pursuant to the Agreement and Plan of Merger:

                  (a) Webster Financial Corporation, the owner of all shares of common stock of Webster Subsidiary Corporation will acquire People's Savings Financial Corp. through the merger of People's Savings Financial Corp. with Webster Subsidiary Corporation. The name of the surviving corporation, which shall be a Connecticut corporation, is "People's Savings Financial Corp." (the "Surviving Corporation").

                  (b) Upon the effective date of the Merger, pursuant to the terms of the Agreement and Plan of Merger, each issued and outstanding share of common stock of People's Savings Financial Corp., par value $1.00 per share (the "People's Common Stock"), except for Objecting Shares and shares which are canceled as specified in the Agreement and Plan of Merger, and without any action on the part of shareholders of People's Savings Financial Corp., shall be converted into and exchangeable for ______ share(s) of common stock of Webster Financial

Corporation, par value $.01 per share (the "Webster Common Stock"), and all of the shares of People's Common Stock converted into Webster Common Stock shall automatically be canceled.

                  (c) Upon the effective date of the Merger, each issued and outstanding share of common stock of Webster Subsidiary Corporation, par value $.01 per share (the "Subsidiary Common Stock"), shall become shares of the Surviving Corporation.

                  (d) The certificate of incorporation of People's Savings Financial Corp. shall be the certificate of incorporation of the Surviving Corporation.

                  (e) The By-Laws of Webster Subsidiary Corporation shall be the By-Laws of the Surviving Corporation.

                  (f)  The   directors   and  officers  of  Webster   Subsidiary
Corporation shall be the directors and officers of the Surviving Corporation.

                  FOURTH: People's Savings Financial Corp. has issued and outstanding _________ shares of People's Common Stock, each of which such shares is entitled to one vote on the Agreement and Plan of Merger and the Merger.

                  FIFTH:   Webster   Subsidiary   Corporation   has  issued  and
outstanding 100 shares of Subsidiary Common Stock, each of which such shares is entitled to one vote on the Agreement and Plan of Merger and the Merger.

                  SIXTH: All of the issued and outstanding shares of Subsidiary Common Stock and _______ of the issued and outstanding shares of People's Common Stock, which is at least two-thirds of the issued and outstanding People's Common Stock and which is sufficient for approval by the People's Common Stock voting as a group, have been voted in favor of the Agreement and Plan of Merger and the Merger.

                  SEVENTH: The Agreement and Plan of Merger is on file at the office of the Surviving Corporation at the following address:

                        People's Savings Financial Corp.
                        123 Broad Street
                        New Britain, Connecticut  06053

                  EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

                  NINTH: The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of ss. 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address of the Surviving Corporation to which a copy of such process shall be mailed by the Secretary of State is: People's Savings Financial Corp., 123 Broad Street, New Britain, Connecticut 06053.

                  TENTH: These Articles of Merger shall act as a certificate of cancellation of all authorized capital stock of Webster Subsidiary Corporation.

                  IN WITNESS WHEREOF, Webster Subsidiary Corporation and People's Savings Financial Corp. have caused these Articles of Merger to be duly executed as of this _____ day of ________, 1997 to be effective at _____ a.m. on _________, 1997.


ATTEST                                         WEBSTER SUBSIDIARY CORPORATION

By:                                            By:
   ----------------------------------             ------------------------------
   Lee A. Gagnon                                  James C. Smith
   Secretary                                      President



ATTEST                                         PEOPLE'S SAVINGS FINANCIAL CORP.

By:                                            By:
   ----------------------------------             ------------------------------
   Teresa Sasinski                                Richard S. Mansfield
   Secretary                                      President and Chief Executive
                                                   Officer

Exhibit D


                        PEOPLE'S SAVINGS FINANCIAL CORP.

                              STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of April 4, 1997, is entered into by and among Webster Financial Corporation, a Delaware corporation ("Webster"), and the stockholders of People's Savings Financial Corp., a Connecticut corporation ("People's"), named on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of People's.

                  WHEREAS, Webster, Webster Subsidiary Corporation, wholly-owned subsidiary of Webster ("Merger Sub"), and People's have entered into an Agreement and Plan of Merger, dated as of April 4, 1997 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of People's by Webster, to be effected by the merger of Merger Sub with and into People's, in a stock-for-stock transaction (the "Merger"); and

                  WHEREAS, in order to induce Webster to enter into or proceed with the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of People's;

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF PEOPLE'S COMMON STOCK. Each Stockholder represents and warrants that the number of shares of People's common stock, par value $1.00 per share ("People's Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto is the total number of shares of People's Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of People's Common Stock called for the purpose, vote or cause to be voted all shares of People's Common Stock in which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which People's is to be acquired by or merged with, or pursuant to which People's proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Webster or any affiliate thereof).

                  (b) Except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the consummation of the Merger or the earlier termination of this Stockholder Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his/her shares of People's Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of March 28, 1997.

                  (c) Such Stockholder shall not in his/her capacity as a stockholder of People's directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving People's. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of People's.

                  (d) Such Stockholder shall use his/her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by this Stockholder Agreement.

                  (e) Such Stockholder shall not, prior to the public release by Webster of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on March 28, 1997 of People's Common Stock), transfer or otherwise dispose of the shares of Webster common stock, par value $.01 per share (the "Webster Common Stock"), to be received by him/her for his/her shares of People's Common Stock upon consummation of the Merger, it being agreed that Webster shall use commercially reasonable efforts to publish such earnings report within 45 days after the end of the first month after the Merger becomes effective in which there are at least 30 days of post-Merger combined operations.

                  (f) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Webster Common Stock received in exchange for People's Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

                  (g) During the Restricted Period, such Stockholder shall not sell or otherwise dispose of a number of shares of his/her People's Common Stock, or shares of Webster Common Stock which are exchanged for said shares,
(i) which is greater than 10% of his/her total beneficial ownership of said shares as of the date of the first such sale and (ii) which in the aggregate with shares sold or otherwise disposed of by all other Stockholders will be greater than 1% of the issued and outstanding shares of People's as of the date of the first such sale. For purposes of this computation, outstanding stock options that currently are exercisable would be considered as outstanding or beneficially owned after such options are converted to common stock equivalents using the treasury stock method in accordance with generally accepted accounting principles.

                  (h) Except as set forth in the attached Schedule II, such Stockholder has no present plan or intent, and as of the effective time of the Merger, shall have no present plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, or reduction in any way of such Stockholder`s risk of ownership by short sale or otherwise, or other disposition (not including a bona fide pledge), directly or indirectly (collectively a "Sale"), with respect to any of the shares of Webster Common Stock to be received by such Stockholder upon the Merger (except for cash received for fractional shares). Such Stockholder is not aware of, or participating in, any plan or intent on the part of People's stockholders (a "Plan") to engage in sales of the Webster Common Stock to be issued in the Merger such that the aggregate fair market value, as of the effective time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all outstanding People's Common Stock immediately before the Merger (the "Outstanding People's Common Stock"). A sale of Webster Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger (a "Related Transaction"). In addition, shares of People's

Common Stock (i) with respect to which dissenters' rights are exercised, (ii) exchanged for cash in lieu of fractional shares of Webster Common Stock, and
(iii) with respect to which a Related Transaction occurs before the Merger shall be considered to be shares of Outstanding People's Common Stock that are exchanged for shares of Webster Common Stock that are disposed of pursuant to a Plan.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of People's Common Stock, provided that such Stockholder obtains the prior written consent of Webster and that any acquirer of such People's Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4.  TERMINATION.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of People's Common Stock fail to approve the Agreement or People's fails to hold a stockholders' meeting to vote on the Agreement, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by People's from any person, entity or group (other than Webster or any affiliate thereof) prior to the termination of the Agreement or within 180 days after such termination and (ii) Section 2(b) hereof shall continue in effect to preclude a sale other than pursuant to normal brokers transactions on the Nasdaq Stock Market, pledge other than to a bona fide financial institution or recognized securities dealer, transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such plan or proposal, except upon consummation of such plan or proposal.

         5. NOTICES. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                  IN WITNESS WHEREOF, Webster, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION


By:
   --------------------------------------
   James C. Smith
   Chairman and Chief Executive Officer




STOCKHOLDERS:


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






                                   SCHEDULE I

                                             Number of Shares of People's Common
Name and Address of Stockholder                   Stock Beneficially Owned
-------------------------------              -----------------------------------